Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 C                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Dec-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                      Class I A-1       Class I A-2      Class I A-3     Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                   4,845,776.34        353,516.63       240,771.67      427,937.93

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                      565,940.91
      (b) Partial Prepayments Received                                 404,231.81
      (c) Principal Payments in Full (Scheduled Balance)             3,669,611.25
      (d) Liquidated Contract Scheduled Balance                              0.00
      (e) Section 3.05 Purchase Scheduled Balance                            0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)             0.00
                                                                   --------------    --------------    -------------   -------------
Total Principal Distribution                                         4,639,783.97              0.00             0.00            0.00


 (c)  Interest Distribution                                            205,992.37        353,516.63       240,771.67      427,937.93
      Unpaid Interest Shortfall                                              0.00              0.00             0.00            0.00
                                                                   --------------    --------------    -------------   -------------
Total Interest Distribution                                            205,992.37        353,516.63       240,771.67      427,937.93

 (d)  Beginning Class I A and Class I B Principal Balance          106,614,793.46    100,170,000.00    57,100,000.00   86,162,000.00
      Less: Principal Distribution                                   4,639,783.97              0.00             0.00            0.00
                                                                   --------------    --------------    -------------   -------------
      Remaining Class A and Class B Principal Balance              101,975,009.49    100,170,000.00    57,100,000.00   86,162,000.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                            437,424.52          (h)           Pool Factor
      Section 8.06 Reimbursement Amount                                      0.00       Class I A-1       0.92536306
      Section 6.02 Reimbursement Amount                                      0.00       Class I A-2       1.00000000
      Reimbursable Fees                                                      0.00       Class I A-3       1.00000000
                                                                   --------------       Class I A-4       1.00000000
 Total Fees Due Servicer                                               437,424.52       Class I A-5       1.00000000
                                                                                        Class I M-1       1.00000000
                                                                                        Class I B-1       1.00000000
                                                                                        Class I B-2       1.00000000


Information for Clauses (a) through (s), Section 7.01 -
                                                                      Class I A-5       Class I M-1      Class I B-1     Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                      97,875.00         95,428.67        84,058.76      132,190.38

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                    -------------     -------------    -------------   -------------
Total Principal Distribution                                                 0.00              0.00             0.00            0.00


 (c)  Interest Distribution                                             97,875.00         95,428.67        84,058.76      132,190.38
      Unpaid Interest Shortfall                                              0.00              0.00             0.00            0.00
                                                                    -------------     -------------    -------------   -------------
Total Interest Distribution                                             97,875.00         95,428.67        84,058.76      132,190.38

 (d)  Beginning Class I A and Class I B Principal Balance           18,000,000.00     16,940,000.00    14,823,000.00   20,117,749.00
      Less: Principal Distribution                                           0.00              0.00             0.00            0.00
                                                                    -------------     -------------    -------------   -------------
      Remaining Class A and Class B Principal Balance               18,000,000.00     16,940,000.00    14,823,000.00   20,117,749.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance            Rate
      Section 8.06 Reimbursement Amount                            110,200,000.00           2.2438%
      Section 6.02 Reimbursement Amount                            100,170,000.00           4.2350%
      Reimbursable Fees                                             57,100,000.00           5.0600%
                                                                    86,162,000.00           5.9600%
 Total Fees Due Servicer                                            18,000,000.00           6.5250%
                                                                    16,940,000.00           6.7600%
                                                                    14,823,000.00           6.8050%
                                                                    20,117,749.00           7.8850%


Information for Clauses (a) through (s), Section 7.01 -
 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

Total Principal Distribution
                                                                  1,637,771.41

 (c)  Interest Distribution                                       3,132,790.37                                     59,911.21
      Unpaid Interest Shortfall

Total Interest Distribution
                                                                                            When               VMF SPC
 (d)  Beginning Class I A and Class I B Principal Balance                                      415,287,758.49   9,117,749.00
      Less: Principal Distribution                                4,639,783.97              is less than
                                                                                               423,512,749.00
      Remaining Class A and Class B Principal Balance                                                    0.10
                                                                                                42,351,274.90
 (e)  Fees Due Servicer                                                                     We can prepay
      Monthly Servicing Fee                                                        Rate
      Section 8.06 Reimbursement Amount                              Class A-1    2.244%       106,614,793.46      2,392,169
      Section 6.02 Reimbursement Amount                              Class A-2    4.235%       100,170,000.00      4,242,200
      Reimbursable Fees                                              Class A-3    5.060%        57,100,000.00      2,889,260
                                                                     Class A-4    5.960%        86,162,000.00      5,135,255
 Total Fees Due Servicer                                             Class A-5    6.525%        18,000,000.00      1,174,500
                                                                     Class A-6    6.760%        16,940,000.00      1,145,144
                                                                     Class B-1    6.805%        14,823,000.00      1,008,705
                                                                     Class B-2    7.885%        20,117,749.00      1,586,285

                                                                                               419,927,542.46     19,573,518   4.66%


Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 C                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Dec-06

                                                                     Unpaid                                                Unpaid
                                                       No. of       Principal      Delinquency as of           No. of     Principal
 (f)  Delinquency as of the Due Period               Contracts       Balance       Calendar Month End        Contracts     Balance
              31-59 Days Delinquent                     258         8,934,182    31-59 Days Delinquent          131       4,632,850
              60-89 Days Delinquent                      44         1,715,199    60-89 Days Delinquent           33       1,344,876
              90+ Days Delinquent                        17           634,949    90+ Days Delinquent             10         378,417

      3-Month Avg Thirty-Day Delinquency Ratio   1.59%                           3-Month Avg Thirty-Day Delinquency Ratio      0.87%
      3-Month Avg Sixty-Day Delinquency Ratio    0.31%                           3-Month Avg Sixty-Day Delinquency Ratio       0.23%


 (g)  Section 3.05 Repurchases                                           0.00

 (i)  Class R Distribution Amount                                1,495,018.96    Acquisition Loss Amount
      Reposession Profits                                                0.00
                                                                                 Current Month Acquisition Loss Amount            0
 (j)  Principal Balance of Contracts in Repossession               238,011.95    Cumulative Acquisition Loss Amount               0

 (k)  Aggregate Net Liquidation Losses                                   0.00    Current Realized Loss Ratio                      0
                                                                                 Cumulative Realized Loss Ratio                0.00%
 (l)  (x) Class B-2 Formula Distribution Amount                    132,190.38
      (y) Remaining Amount Available                             1,627,209.34
                                                                 ------------
      Amount of (x) over (y)                                             0.00

 (m)  Class B-2 Liquidation Loss Amount                                  0.00

 (n)  Guarantee Payment                                                  0.00

 (o)  Unadvanced Shortfalls                                              0.00

                                                        No.     $
 (p)  Units repossessed                                  9         211,476.39

 (q)  Principal Prepayments paid                                 4,073,843.06

 (r)  Scheduled Principal Payments                                 565,940.91

 (s)  Weighted Average Interest Rate                                    10.76%

Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 C                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Dec-06

                  Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt           7,815,355.51
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st       663,097.84

(ii)  Monthly Advance made                                                       0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                        6,542.49
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                    602.45
(v)   Principal due Holders                                                      0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                          253,797.59
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                     21,801.84
(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                     0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                       0.00
   (iii) Monthly Servicing Fee                                             437,424.52
   (iv)  Reimbursable Liquidation Expenses                                       0.00
   (v)   Section 6.04 (c) reimbursement                                          0.00
   (vi)  Section 8.06 reimbursement                                              0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                   0.00

Total Due Servicer                                                         437,424.52

Available Distribution Amount-Vanderbilt                                 7,130,675.89
Available Distribution Amount-SubServicer-21st                             641,898.45

To Class A and B                                                         6,277,555.38

Monthly Excess Cashflow                                                  1,495,018.96

Weighted Average Remaining Term (months)                                       217.00

           Scheduled Balance Computation

           Prior Month Balance                                         419,927,542.46


           Current Balance                           415,388,446.73
                     Adv Principal                        59,195.69
                     Del Principal                       159,883.93
           Pool Scheduled Balance                                      415,287,758.49


           Principal Payments in Full                  3,669,611.25
           Partial Prepayments                           404,231.81

           Scheduled Principal                           565,940.91

           Collateral Balance                                          415,388,446.73